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Exhibit 23.2

Consent of Independent Auditors

We consent to the reference of our firm under the captions "Experts" in the Registration Statement (Form S-3/A) and related Prospectus of Bruker BioSciences Corporation for the registration of 15,000,000 shares of its common stock and to the incorporation by reference therein of our report dated February 27, 2004, with respect to the consolidated financial statements and schedule of Bruker BioSciences Corporation included in its Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP

Boston, Massachusetts
April 2, 2004

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Consent of Independent Auditors